                                                                    Exhibit 4.15


                                  $120,000,000

                    13% Senior Subordinated Notes due 2009

                                       of

                                 Showboat, Inc.
                                     Company

                              Ocean Showboat, Inc.
                          Atlantic City Showboat, Inc.
                           Showboat Operating Company
                                   Guarantors

                           -------------------------

                          FIRST SUPPLEMENTAL INDENTURE
                            Dated as of May 28, 1998

                                       To

                                    INDENTURE
                           Dated as of August 10, 1994

                           -------------------------

                               Marine Midland Bank
                                   As Trustee

            This FIRST SUPPLEMENTAL INDENTURE, dated as of May 28, 1998 (this "Supplemental Indenture"), to the Indenture (as defined below) is by and between MARINE MIDLAND BANK, as Trustee (the "Trustee"), and SHOWBOAT, INC., a Nevada corporation (the "Company") and OCEAN SHOWBOAT, INC, a New Jersey corporation, ATLANTIC CITY SHOWBOAT, INC. a New Jersey corporation, and SHOWBOAT OPERATING COMPANY, a Nevada corporation (collectively, the "Guarantors").

                                    RECITALS

            A. The Company and the Guarantors are a party to that certain Indenture dated as of August 10, 1994 (the "Indenture"), pursuant to which the Company's 13% Senior Subordinated Notes due 2009 (the "Notes") were originally issued.

            B. Section 9.02 of the Indenture provides that, with the consent of at least a majority in principal amount of the outstanding Notes, the Company and the Trustee may amend the Indenture and the Notes as set forth below, subject to the provisions of Sections 6.04 and 6.07 thereof.

            C. Pursuant to an Agreement and Plan of Merger, dated as of December 18, 1997, by and between the Company. Harrah's Entertainment, Inc., a Delaware corporation ("Harrah's"), HEI Acquisition Corp., a Delaware corporation and an indirect, wholly owned subsidiary of Harrah's ("HEI"), subject to certain conditions, HEI will be merged with and into the Company (the "Merger"), with the Company being the surviving corporation in the Merger and as a result thereof, the Company will become an indirect, wholly owned subsidiary of Harrah's.

            D. In connection with the Merger, Harrah's Operating Company, Inc., a Delaware corporation and a wholly owned subsidiary of Harrah's ("HOC"), has offered to purchase any and all of the Notes for cash, upon the terms and subject to the conditions set forth in that certain Offer to Purchase and Consent Solicitation Statement dated May 13, 1998 and accompanying Letter of Transmittal and Consent as supplemented (collectively, the "Offer to Purchase").

            E. Under the terms of the Offer to Purchase) holders that tender Notes in accordance with the terms of the Offer to Purchase and who deliver a duly executed Letter of Transmittal and Consent are deemed to consent to certain amendments to the Indenture which would permanently delete or amend certain of the covenants, events of default and other related provisions of the Indenture (the "Proposed Amendments").

            F. In accordance with the terms of the Indenture, holders of in excess of a majority in principal amount of the Notes have tendered their Notes and consented to the Proposed Amendments to be effected by this Supplemental Indenture.

            G. The Company has authorized the execution and delivery of this Supplemental Indenture and the Trustee has received an Opinion of Counsel pursuant to Sections 9.06 and 12.04 of the Indenture and an Officers' Certificate of the Company pursuant to Sections 9.06 and 12.04 of the Indenture, and therefore the Company and the Trustee are authorized to execute and deliver this Supplemental Indenture.

            H. All other conditions precedent and requirements necessary to make this Supplemental Indenture when duly executed and delivered, a valid and binding agreement, enforceable in accordance with its terms (subject to the provisions of this Supplemental Indenture becoming operative as provided in
Section 2 below), have been performed and fulfilled.

            NOW, THEREFORE, the parties hereto agree as follows (defined terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the indenture):

1. Amendments to Indenture.

      1.1 Deletions.

            (a) The text contained in each of the following Sections of the Indenture is hereby deleted in its entirety and replaced, in each case, with "Intentionally omitted."

                  Section 4.05 (Taxes); Section 4.06 (Stay, Extension and Usury
                  Laws); Section 4.07 (Restricted Payments); Section 4.08 (Dividend and Other Payment Restrictions Affecting Subsidiaries), Section 4.09 (Incurrence of Indebtedness and Issuance of Disqualified Stock), Section 4.10 (Asset Sales);
                  Section 4.11 (Transactions With Affiliates); Section 4.12 (Liens); Section 4.13 (Additional Subsidiary Guarantees);
                  Section 4.14 (Redesignation of Non-Recourse Subsidiary);
                  Section 4.15 (Offer to Purchase upon Change of Control);
                  Section 4.16 (Corporate Existence); Section 4.17 (Line of Business); Section 4.18 (No Senior Subordinated Indebtedness);
                  Section 4.19 (Escrow Agent).

      1.2 Amendments. The following Sections of the Indenture are hereby amended as set forth below:

            1.2.1 Section 4.03. Reports. Section 4.03 of the Indenture is hereby amended to read in its entirety as follows' "The Company shall at all times comply with TIA Section 314(a)."

            1.2.2 Section 4.04. Compliance Certificate. Section 4.03 of the Indenture is hereby amended by. deleting "(including with respect to any Restricted Payments made during such year, the basis upon which the calculations required by Section 4.07 were computed, which calculations may be based on the Company's latest available financial statements)" from clause (a), and deleting clauses (b) and (c) and replacing them with "(b) Intentionally omitted."

            1.2.3 Section 5.01. Merger. Consolidation or Sale of Assets. Section
5.01 of the Indenture is hereby amended by deleting the text contained in clause
(a)(iv) and replacing it with "Intentionally omitted;" deleting the text contained in clause (a)(v) and replacing it with "Intentionally omitted," and deleting the text contained in clause (a)(vi) and replacing it with "Intentionally omitted."

            1.2.4 Section 6.01. Events of Default. Section 601 of the Indenture is hereby amended by deleting the text contained in clauses (e), (f) and (g) and, in each case, replacing such deleted text with "Intentionally omitted;".

            1.2.5 Section 1.01. Definitions. All definitions set forth in
Section 1.01 of the Indenture that relate to defined terms used solely in sections deleted hereby are deleted in their entirety.

2. Confirmations Effectiveness. As amended by this Supplemental Indenture, the Indenture and the Notes are ratified and confirmed in all respects and the Indenture as so amended shall be read, taken and construed as one and the same instrument. The provisions of this Supplemental Indenture shall become operative only upon the Acceptance Date, as defined in the Offer to Purchase. This Supplemental Indenture may be executed in any number of counterparts, each of which counterparts together shall constitute but one and the same instrument.

3. Trust Indenture Act. If and to the extent that any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision included in this Supplemental Indenture or in the Indenture, which is required to be included in this Supplemental Indenture or the Indenture by the Trust Indenture Act of 1939, as amended (the "TIA"), such required provision of the TIA shall control.

4. Exchanged Notes. Pursuant to Section 9.05 of the Indenture, all Notes authenticated and delivered after the date hereof in exchange for or in lieu of any Notes theretofore issued shall have imprinted or stamped thereon a legend in substantially the following form:

                        "The Indenture has been amended pursuant to a First
                  Supplemental Indenture dated as of May 27, 1998, copies of which are available from the Company or the Trustee."

5. Governing Law. This Supplemental Indenture shall be deemed governed by, and construed in accordance with, the internal laws of the State of New York, but without giving effect to applicable principles of conflicts of law thereof to the extent that the application of the laws of another jurisdiction would be required thereby.

6. Rights of Trustee Without limiting any other protections or rights afforded the Trustee at Law, by contract or otherwise, the Trustee will be entitled to the full benefits afforded by Sections 7.02 and 7.03 of the Indenture in connections with its execution and delivery of this Supplemental Indenture. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity and sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company.

            IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first written above.

                                    SHOWBOAT, INC.,
                                    a Nevada corporation


                                    By: /s/ J. K. Houssels III
                                        --------------------------------------
                                    Name:  J. Kell Houssels III
                                           -----------------------------------
                                    Title: President & Chief Executive Officer
                                           -----------------------------------

                                    MARINE MIDLAND BANK
                                    as Trustee


                                    By:
                                        --------------------------------------
                                    Name:
                                           -----------------------------------
                                    Title:
                                           -----------------------------------

                                    OCEAN SHOWBOAT, INC.
                                    a New Jersey corporation


                                    By: /s/ J. K. Houssels III
                                        --------------------------------------
                                    Name:  J. Kell Houssels III
                                           -----------------------------------
                                    Title: President & Chief Executive Officer
                                           -----------------------------------

                                    ATLANTIC CITY SHOWBOAT, INC.
                                    a New Jersey corporation


                                    By: /s/ J. K. Houssels III
                                        --------------------------------------
                                    Name: J. Kell Houssels III
                                           -----------------------------------
                                    Title:  Chairman of the Board
                                           -----------------------------------

                                    SHOWBOAT OPERATING COMPANY
                                    a Nevada corporation


                                    By: /s/ J. K. Houssels III
                                        --------------------------------------
                                    Name: J. Kell Houssels III
                                           -----------------------------------
                                    Title:  Vice Chairman
                                           -----------------------------------


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